EXHIBIT 4.1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

PROMISSORY NOTE

Principal Amount: $500,000.00	Issuance Date: January 23, 2018
Maturity Date: April 23, 2018

FOR VALUE RECEIVED, Authentidate Holding Corp., a Delaware corporation (the “Borrower”), with its principal offices located at 2225 Centennial Drive, Gainesville, GA 30504 hereby promises to pay to HANIF A. ROSHAN (the “Holder”) at such address as the Holder designates in writing to the Borrower, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the “Principal Amount”), on the Maturity Date stated above. This Note is a direct obligation of the Borrower and ranks subordinate to the outstanding debt securities previously issued by Borrower.

1.      Interest on this Note shall be computed at the rate of 5% per annum, payable in arrears on the Maturity Date, at which time all accrued and unpaid interest shall be immediately due and payable. All computations of interest payable hereunder shall be on the basis of a 360-day year and actual days elapsed in the period for which such interest is payable. Accrued interest on the outstanding principal amount shall be due and payable on the Maturity Date in cash. Payments of all amounts due hereunder shall be made in lawful money of the United States.

2.     Payment of the Principal Amount of this Note, and interest thereon, shall be made upon the surrender of this Note to the Borrower, at its chief executive office (or such other office within the United States as shall be designated by the Borrower to the Holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the Maturity Date shall be a Saturday or a Sunday or shall be a legal holiday in the State of Georgia, then such action may be taken or such right may be exercised on the next succeeding day on which banking institutions in the State of Georgia are open to conduct business.

3.     Exchange Right.

(a)     For as long the Note remains outstanding, the Holder shall have the right, in accordance with the terms hereof, to exchange the principal amount of the Note (and unpaid interest thereon) into the securities of the Borrower (the “New Securities”) sold in the Next Financing (defined below). The Holder may exchange all, but not less than all, of the principal amount of the Note, and any accrued and unpaid interest thereon, for the New Securities in the Next Financing upon the same price and other terms and conditions as pertains to the Next Financing and shall be required to execute such agreements pertaining to the Next Financing as the Borrower and the other investors participating in the Next Financing shall execute. In calculating the number of New Securities to be issued to the Holder, such number shall be rounded down to the nearest whole number. The Borrower shall not issue any fractional New Securities under any circumstances, but shall pay to the Holder any cash amounts in respect of the value of any fractional New Securities that may have been issuable in the absence of the aforementioned prohibition. As used herein, the term “Next Financing” shall mean the closing of a sale of equity or debt securities by the Borrower, or series of closings, as part of the same transaction, of equity or debt securities within a period of three months, wherein the Borrower receives cash proceeds in the gross amount of at least $1,000,000, excluding any transaction that is an Exempt Issuance, as defined below (the “Next Financing”). The Holder may exercise this right at any time and from time to time prior to repayment of this Note in accordance with the provisions of paragraph 3(b) of this Note.

(b)     Mechanics. To exchange the Note into the Next Financing, upon no less than two (2) business days’ written notice by the Holder to the Borrower, the Holder shall send by facsimile (or otherwise deliver) a notification of its intent to exercise the exchange right herein. The Holder shall surrender or cause to be surrendered the Note as soon as practicable thereafter to the Borrower, and pay any transfer taxes or other applicable taxes or duties, if required.  The Borrower shall not be obligated to issue New Securities unless either the Note is delivered to the Borrower as provided above, or the Holder notifies the Borrower that the Note has been lost, stolen or destroyed and delivers to the Borrower an affidavit of loss in a form reasonably acceptable to the Borrower. As promptly as practicable on or after the closing of the Next Financing, the Borrower shall issue and deliver to the Holder such number of securities of the Borrower issuable to it in the Next Financing. The Holder is not entitled to any rights of a holder of New Securities until the Note has been surrendered and exchanged (or an appropriate affidavit of loss has been accepted) for such New Securities in the Next Financing and the closing of such Next Financing has occurred. Upon such event, the rights of the Holder of the Note as the Holder hereof shall cease, and the person or persons entitled to receive the New Securities shall be deemed to be a holder of record of such New Securities.

(c)     As used herein, the term “Exempt Issuance” means the issuance of (i) any securities of the Borrower to employees, officers, or directors of the Borrower or other eligible person pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options or vesting of restricted stock units granted pursuant to such an equity compensation plan subsequent to the date hereof shall also be an Exempt Issuance), (ii) securities upon the exercise, exchange or conversion of any equity securities of the Borrower issued and outstanding as of the Issuance Date of this Note (including shares of common stock that the Borrower may issue pursuant to the presently outstanding shares of preferred stock in lieu of cash dividends thereon), (iii) securities issued pursuant to mergers, acquisitions or strategic transactions approved by a majority of the disinterested directors of the Borrower, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Borrower and shall provide to the Borrower additional benefits in addition to the investment of funds (for purposes of clarity, an Exempt Issuance shall not include a transaction in which the Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities), (iv) shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) which may be issued to consultants, vendors, lessors, distributors or similar persons, to the Borrower as consideration for services or assets provided to the Borrower (and the shares of Common Stock which may be issued upon exercise or conversion of convertible securities issued to the class persons specified in this clause), and (v) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Borrower.

4.        Events of Default.

(a)       For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(1)      The Borrower shall fail to pay any portion of the Principal Amount of this Note, or any interest due thereon, when the same becomes due and payable, whether at the Maturity Date or at any accelerated date of maturity or at any other date fixed for payment, and such default continues for 10 days or more.

(2)     the occurrence of any default under, redemption of or acceleration prior to maturity of any indebtedness of the Company or any of its subsidiaries, other than in any amount not in excess of an aggregate of $150,000;

(3)      bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(4)      the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the filing by it of a petition seeking reorganization or relief under any applicable federal, state or foreign law, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action;

(5)      the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(6)      a final judgment or judgments for the payment of money aggregating in excess of $150,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $150,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(7)      the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $150,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $150,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(8)      other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches, in any material respect, any representation, warranty, covenant or other term or condition of this Note (except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive business days after notice of breach from Holder or fifteen (15) consecutive business days from when the Company became aware of such breach (in each case, subject to any grace or cure period provided therein); or

(9)      Any material representation or warranty of the Borrower herein shall prove to have been false in any material respect upon the date when made.

(b)     Acceleration of Payment. If an Event of Default (other than an Event of Default arising from events described in clauses (3), (4) and/or (5) of Section 4(a)) occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest to the date of payment immediately due and payable. Upon a declaration of acceleration, such principal and premium, if any, and accrued and unpaid interest, to the date of payment shall be immediately due and payable. Upon the occurrence of an Event of Default arising from events described in clauses (3), (4) and/or (5) of Section 4(a), this Note shall become due and payable automatically, without any declaration or other act on the part of the Holder. In the event of such acceleration, the amount due and owing to the Holder shall be 110% of the outstanding Principal Amount of this Note (plus all accrued and unpaid interest and late charges, if any). The Company hereby, to the fullest extent permitted by applicable law, waives presentment, demand, or any other notice of any other kind (except as otherwise specifically set forth herein), in connection with performance, default, acceleration or enforcement of or under this Note. Upon the payment in full of the amounts due under this Note, the Holder shall promptly surrender this Note to or as directed by the Borrower.

(c)       Collections. If an Event of Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the defaulted payment or to enforce the performance of any provision of this Note. Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount in respect of the Note held by the Holder, on or after the final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(d)       No Exclusive Right or Remedy. Except as otherwise provided herein, no right or remedy conferred in this Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder of this Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Section 4 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

5.        Transferability; Loss and Replacement.

(a)     This Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction.  Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of registration under the Securities Act and any applicable state securities laws, or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any.  The Holder by its acceptance of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein other than in a minimum denomination of $50,000 principal amount (or any integral multiple of $10,000 in excess thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Borrower, (b) to an affiliate of the Holder, (c) to a Person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (d) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor furnishes the Borrower with such certifications, legal opinions or other information as the Borrower may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(b)     By receipt and acceptance of this Note, Holder and any permitted transferee represents and warrants to the Borrower that (i) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act; (ii) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment; (iii) is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment; (iv) understands that the Note will be characterized as “restricted securities” under U.S. federal securities laws and have not been and are not being registered under the Securities Act or any state securities laws, must be held indefinitely and may not be offered for sale, sold, assigned or transferred except in accordance therewith and (vii) it has reviewed the Borrower’s filings with the Securities and Exchange Commission and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Borrower concerning the terms and conditions of this Note and the merits and risks of the prospective investment in the Note and the Borrower generally and, (B) it has access to information about the Borrower and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the terms and conditions of this Note and the merits and risks of the prospective investment in the Borrower.

(c)     The Transfer of this Note is registrable on the books of the Borrower upon surrender of this Note for registration of Transfer at the Borrower’s designated office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Borrower duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Prior to due presentation of this Note for registration of Transfer, the Borrower and any agent of the Borrower may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary. Upon presentation of this Note for registration of Transfer at the Borrower’s designated office accompanied by (i) certification by the transferor that such Transfer is in compliance with the terms hereof and (ii) by a written instrument of Transfer in a form approved by the Borrower executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the note register maintained by the Company, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and care of the contact person so indicated.  Transfers and exchanges of Notes shall be subject to such additional restrictions as are set forth in the legends on the Notes and to such additional reasonable regulations as may be prescribed by the Borrower as specified herein.  Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register. No Transfer shall be allowed except to an “accredited investor” as defined under the rules and regulations of the Securities and Exchange Commission.

(d)     Upon receipt by the Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Borrower and upon surrender and cancellation of this Note, if mutilated, the Borrower will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

6.        Miscellaneous.

(a)     This Note constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable upon the written approval of the Borrower and the Holder. Section headings used herein are for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Note.

(b)     All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without regard to the principles of conflict of laws thereof.

(c)     Upon the occurrence and during the continuance of an Event of Default under this Note, the Borrower shall, upon demand, pay to the Holder the amount of any and all reasonable costs and expenses (including reasonable attorneys’ fees) that Holder may incur in connection with the enforcement or collection of this Note.

(d)     No failure or delay on the part of the Holders hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies.

(e)       The Borrower hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice (including without limitation notice of default (except as otherwise specifically set forth herein), notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of nonpayment or dishonor), protest and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note, and the bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof, and is directly and primarily liable for the amount of all sums owing or to be owing hereon. No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note.

(f)     To the extent that Holder receives any payment on account of any of Borrower’s obligations under this Note, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Holder and applied on account of Borrower’s obligations. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the Principal Amount of, and accrued interest, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(g)     If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If the Borrower is at any time required or obligated to pay interest hereunder at a rate that would be in excess of a statutory or legally permitted rate, then the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and any prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(h)     Any and all notices or other communications or deliveries to be provided by the Holder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service (e.g., FedEx), addressed to the Borrower, at the address set forth above, or such other facsimile number or address as the Borrower may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(h). Any and all notices or other communications or deliveries to be provided by the Borrower shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Borrower, or if no such facsimile number or address appears on the books of the Borrower, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (iii) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the Issuance Date.

BORROWER: AUTHENTIDATE HOLDING CORP.

By:	/s/ Michael J. Poelking
Name:	Michael J. Poelking
Title:	Chief Financial Officer

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